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                                                                    EXHIBIT 3.13

                            ARTICLES OF INCORPORATION
                                       OF
                        AMERIPATH CONSOLIDATED LABS, INC.

                                ARTICLE I - NAME

     The name of the corporation is AmeriPath Consolidated Labs, Inc. (hereinafter called the "Corporation").

                           ARTICLE II - CAPITAL STOCK

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                      ARTICLE III - PRINCIPAL OFFICE ADDRESS

     The street address and mailing address of the principal office of the Corporation is 72S9 Garden Road, Suite 200, Riviera Beach, Florida 33404.

                     ARTICLE IV - INITIAL BOARD OF DIRECTORS

     The Corporation's Board of Directors (the "Board") shall consist of not fewer than one (1) nor more than five (5) directors, and shall initially consist of three (3) directors. The number of directors within these limits may be increased or decreased from time to time as provided in the By-laws of the Corporation. The names and addresses of the initial directors of the Corporation are as follows:

                                  James C. New
                               c/o AmeriPath, Inc.
                                7289 Garden Road
                                    Suite 200
                          Riviera Beach, Florida 33404

                                  Brian C. Carr
                               c/o AmeriPath, Inc.
                                7289 Garden Road
                                    Suite 200
                          Riviera Beach, Florida 33404

                                Gregory A. Marsh
                               c/o AmeriPath, Inc.
                                7289 Garden Road
                                    Suite 200
                          Riviera Beach, Florida 33404

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                      ARTICLE V - INITIAL REGISTERED AGENT

     The street address of the initial registered office of the Corporation is 1201 Bays Street, Tallahassee, Florida 32301 and the name of the initial registered agent of the Corporation at that address is Corporation Service Company.

                            ARTICLE VI - INCORPORATOR

     The name and address of the incorporator of the Corporation is Shannon E, Pinkston, Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424.

                 ARTICLE VII - LIMITATION ON DIRECTOR LIABILITY

     The liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act. If the Florida Business Corporation Act is hereby amended to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended.

                         ARTICLE VIII - INDEMNIFICATION

     The Corporation shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by Law as now or hereafter in effect. Without limiting the generality of the foregoing, the By-laws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board may from time to time deem appropriate or advisable.

                              ARTICLE IX - BY-LAWS

     The Board shall have the power to adopt, amend or repeal the By-laws of the Corporation or any part thereof.

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                              ARTICLE X - AMENDMENT

     These Articles of Incorporation may be altered, amended or repealed by the Shareholders of the Corporation in accordance with the applicable provisions of Florida law.

     IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation of AmeriPath Consolidated Labs, Inc. this 31st day of December, 2001.

                                                /s/ Shannon E. Pinkston
                                                ----------------------------
                                                Shannon E. Pinkston
                                                Incorporator

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